Exhibit 10.47

INDEMNITY AGREEMENT

THIS AGREEMENT is made as of the 9th day of April, 2008, by and between MICHAEL FOODS, INC., a Delaware corporation (together with its subsidiaries, the “Corporation”) and Thomas J. Jagiela (“Indemnitee”), a director and/or officer (defined to include key employees) of the Corporation.

WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available; and

WHEREAS, it is the express policy of the Corporation to indemnify its directors and officers against claims, liabilities, losses and expenses which arise out of their services to the Corporation to the full extent permitted by law so as to provide them with the maximum possible protection permitted by law; and

WHEREAS, recent developments with respect to the terms and availability of directors’ and officers’ liability insurance and with respect to the application, amendment and enforcement of statutory and by-law indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to directors and officers thereby; and

WHEREAS, in order to resolve such questions and thereby induce Indemnitee to serve as a director and/or officer of the Corporation, the Corporation has determined and agreed to enter into this contract with Indemnitee.

NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties hereto agree as follows:

WITNESSETH:

Corporation and Indemnitee do hereby agree as follows:

1. Agreement to Serve.

(a) Indemnitee agrees to serve as a director and/or officer of the Corporation for so long as he is duly elected or appointed or until such time as he tenders a resignation in writing or is removed from office or dies.

2. Definitions. As used in this Agreement:

(a) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration or proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director and/or officer of the Corporation, by reason of any action taken by him or of any inaction on his/her part while acting as such a director and/or officer, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, trustee, manager, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether or not Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

(b) The term “Expenses” includes, without limitation thereto, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Indemnitee, attorneys’ fees and disbursements and any expenses of establishing a right to indemnification under Paragraph 9 of this Agreement and shall include the amount of judgments, fines or penalties against Indemnitee.

(c) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of this Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

3. Indemnity in Third Party Proceeding.

Subject only to the exclusions set forth in Paragraph 6 hereof, the Corporation shall indemnify Indemnitee under the terms of this Agreement if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director and/or officer of the Corporation or is or was serving at the request of the Corporation as a director, trustee, manager, officer, employee, or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding.

4. Indemnity in Proceeding By or In the Right of the Corporation.

Subject only to the exclusions set forth in Paragraph 6 hereof, the Corporation shall indemnify Indemnitee under the terms of this Agreement if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee was or is a director and/or officer of the Corporation or is or was serving at the request of the Corporation as a director, trustee, manager, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding.

5. Contribution in the Event of Joint Liability.

(a) Whether or not any of the indemnification and hold harmless rights provided in Sections 3 or 4 hereof are available in respect of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment, and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Corporation shall not enter into any settlement of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Corporation set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall contribute to the amount of Expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or amounts paid in settlement, as well as any other equitable considerations. The relative fault of the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(c) The Corporation hereby agrees to fully indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Corporation other than Indemnitee who may be jointly liable with Indemnitee.

6. Exclusions from Indemnity.

The Corporation shall not indemnify Indemnitee under the terms of the Agreement for Expenses:

(a) to the extent Indemnitee has been indemnified under a policy of insurance purchased and maintained by the Corporation;

(b) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(c) on account of Indemnitee’s conduct which is finally adjudged by non-appealable decision to have been knowingly fraudulent or deliberately dishonest or willful misconduct; or

(d) if a final non-appealable decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful.

7. Advancement of Expenses.

The Expenses incurred by Indemnitee pursuant to Paragraphs 3 and 4 in the defense of any Proceeding shall be paid by the Corporation as they become due, provided that Indemnitee has affirmed in writing that Indemnitee has satisfied the criteria for indemnification hereunder and under the Delaware General Corporation Laws and the By-Laws of the Corporation and that the Corporation has determined that facts known to the Corporation would not preclude such advancement. The determination by the Corporation shall be made in writing promptly after receipt of the affirmation from Indemnitee.

8. Notification and Defense of Claim.

Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

(a) The Corporation will be entitled to participate therein at its own expense;

(b) Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for Indemnitee shall be paid by the Corporation to the extent provided herein. Notwithstanding the foregoing, the Corporation shall not be entitled to assume the defense of any Proceeding as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

(c) The Corporation shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the written consent of the Corporation. The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without the Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay the consent of the Corporation or Indemnitee to any proposed settlement.

9. Repayment of Expenses.

Indemnitee agrees that Indemnitee will reimburse the Corporation for all reasonable Expenses paid by the Corporation in defending any Proceeding against Indemnitee in the event and only to the extent that it shall be ultimately determined by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Corporation for such Expenses under the provisions of the charter, by-laws, this Agreement, the Delaware General Corporation Laws, or otherwise.

10. Enforcement.

(a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Indemnitee to continue as a director and/or officer of the Corporation, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

(b) In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Indemnitee for all of Indemnitee’s reasonable fees and expenses in bringing and pursuing such action.

11. Indemnification Hereunder Not Exclusive.

The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the charter, the bylaws, any other agreement, any vote of shareholders or disinterested directors, the Delaware General Corporation Laws, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The Indemnification under this Agreement shall continue as to Indemnitee even though Indemnitee may have ceased to be a director or officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

12. Partial Indemnification.

If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses actually and reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

13. Savings Clause.

If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to Expenses with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

14. Notice.

Indemnitee shall, as a condition precedent to his/her right to be indemnified under this Agreement, give to the Corporation notice in writing as soon as practicable of any Proceeding for which Indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to Michael Foods, Inc., 301 Carlson Parkway, Suite 400, Minnetonka, MN 55305, Attention: President (or such other address as the Corporation shall designate in writing to Indemnitee). Notice shall be deemed received three days after the date post-marked if sent by prepaid mail, properly addressed. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power. Any notice required to be given to Indemnitee shall be made by first class mail with postage prepaid and addressed to Indemnitee at such home address as is in the books and records of the Corporation or such other address as provided to the Corporation in writing by Indemnitee.

15. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

16. Applicable Law.

This Agreement shall be governed by and construed in accordance with internal laws of the State of Delaware, without regard to the conflict of law principles thereof.

17. Successors and Assigns.

This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Indemnitee and the Indemnitee’s heirs, executors and administrators.

18. Effective Date.

This Agreement shall be effective the date Indemnitee became an employee or director, of the Corporation, except that if Indemnitee is employed by a subsidiary of Michael Foods, Inc., then the Effective Date of this Agreement shall be the later of the date of employment or the effective date of the acquisition of such subsidiary by Michael Foods, Inc. No act occurring prior to the Effective Date of this Agreement shall be subject to indemnification hereunder.

IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed and signed as of the day and year first above written.

MICHAEL FOODS, INC.

By:	/s/ Mark D. Witmer
Its:	Secretary

INDEMNITEE

/s/ Thomas J. Jagiela
Thomas J. Jagiela